SECOND AMENDMENT TO LEASE

I.     PARTIES AND DATE

       This Second Amendment to Lease ("Amendment"), dated May 15, 1998, by and between 100 Bush Corporation ("Landlord") and BF Enterprises, Inc.
      ("Tenant")


II.  RECITALS

       Landlord and Tenant are parties to a lease dated as of March 26, 1990, as amended by an amendment dated January 19, 1995 ("Lease"), for the premises ("Premises") located at 100 Bush Street, Suite 1250, San Francisco, California, in the property commonly known as the Shell Building, San Francisco, CA 94104.

       Landlord and Tenant desire to modify the Lease in the matter provided in
       Section V below as "Modifications," which modifications shall be deemed effective on the date of this amendment as indicated above.

III.  GENERAL

A. Effect of Amendments. Except to the extent the Lease is modified by this Amendment, or by the March 1990 amendment, the remaining terms and provisions of the Lease shall remain unmodified and in full force and effect.

B. Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to its subject matter and can be changed only by an instrument in writing signed by Landlord and Tenant.

C. Counterparts. If this Amendment is executed in counterparts, each counterpart shall be deemed an original, and all counterparts shall constitute one agreement.

D. Defined Terms. All words commencing with initial capital letters in this Amendment and not defined in. this Amendment, but defined in the Lease, shall have the same meaning in this Amendment as in the Lease.

E. Corporate and Partnership Authority. If Tenant is a corporation or partnership, or is comprised of either or both of them, each individual executing this Amendment for the corporation or partnership represents that he or she is duly authorized to execute and deliver this Amendment for the corporation or partnership and that this Amendment is binding upon the corporation or partnership in accordance with its terms.

P. Attorneys' Fees. In the event that either Landlord or Tenant shall institute any action or proceeding against the other relating to the provisions of this Amendment or the Lease or any default thereunder, the


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      party not prevailing in such action or proceeding shall reimburse the prevailing party for its actual reasonable attorneys' fees, and all fees, costs and expenses reasonably incurred in connection with such action or proceedings including, without limitation, any post-judgment fees, costs or expenses incurred on any appeal or in collection of any judgment,

IV.   MODIFICATIONS

A. Term. The term of the Lease currently expires on January 31, 1999. Article I Lease is hereby amended to provide for a Second extension of the term of the for a period of five (5) years (Second Extended Term), commencing February 1, 1999 and expiring January 31, 2004 unless sooner terminated in accordance with the Lease.

B. Base Rent. Article 2 of the Lease is hereby amended by adding thereto the following:

      Base Rent During the Second Extended Term:

         Dollars per square foot per annum:             $32.00
         Dollars per annum:                         $71,712.00
         Dollars per month:                          $5,976.00

C. Base Year. Article 3 of the Lease is hereby amended by adding thereto the following:

      Effective during the Second Extended Term, the Base Year shall be:

      (A) Base Tax Year: Calendar year 1999.
      (B) Base Expense Year: Calendar year 1999.

D. During the balance of the Extended Term and Second Extended Term, the Tenant's pro-rata share of operating expenses and like charges shall not increase above the current 1.1042% of the total building, and for the purposes of rent calculation, the Premises shall remain at 2,241 square feet.

         LANDLORD                                           TENANT
         100 Bush Corporation,                         BF Enterprises, Inc.,
         a California corporation                      a Delaware corporation

         By:   /s/ C.K. Kwan                         By:   /s/ Brian P. Burns
            ---------------------                          -------------------

         Its:   President                            Its:    Chairman


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